UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2022

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-00209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 Fairystone Park Highway Bassett, Virginia	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock ($5.00 par value)	BSET	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 28, 2022, Bassett Furniture Industries, Inc. (NASDAQ: BSET) completed the previously announced sale of substantially all of the assets of Zenith Freight Lines, LLC, a wholly-owned subsidiary of Bassett, to a wholly-owned subsidiary of J.B. Hunt Transport Services, Inc. (NASDAQ: JBHT) for approximately $87 million subject to a customary post-closing working capital true-up as described in the Asset Purchase Agreement filed on February 1, 2022 with the Commission.

The unaudited pro forma financial information of the Company giving effect to the Transaction, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 8.01.	Other Items.

On March 1, 2022, Bassett Furniture Industries, Inc. issued a press release announcing the completion of the above-described transaction, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

99.1	Unaudited pro forma financial information for Bassett Furniture Industries, Inc.
99.2	Press release of Bassett Furniture Industries, Inc. dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: March 3, 2022	By:	/s/ J. Michael Daniel
J. Michael Daniel